UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2016 (July 25, 2016)
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Triangle Capital Corporation
(Exact name of registrant as specified in its charter)
 _________________________________________________________

Maryland	814-00733	06-1798488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina		27612
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (919) 719-4770
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

Preliminary Estimates of Results for the Three Months Ended June 30, 2016

In connection with its public offering of common stock, the Registrant disclosed in a preliminary prospectus supplement, dated July 25, 2016, preliminary estimates of its financial condition and results of operations for the three months ended June 30, 2016. Such preliminary estimates, as set forth below, are subject to the completion of the Registrant’s financial closing procedures and are not a comprehensive statement of the Registrant’s financial results for the three months ended June 30, 2016. Actual results may differ materially from these estimates as a result of the completion of the Registrant’s quarter-end closing procedures, including the determination by the Registrant’s Board of Directors of the fair value of the Registrant’s portfolio investments and other developments which may arise between now and the time that the Registrant’s financial results for the three months ended June 30, 2016 are finalized. This information is inherently uncertain.

The Registrant’s preliminary estimate of its net investment income for the three months ended June 30, 2016 is $0.48 to $0.49 per share. For the three months ended June 30, 2016, the Registrant’s estimated net investment income is calculated using its weighted average number of shares outstanding. The Registrant’s preliminary estimate of net asset value per share as of June 30, 2016 is $14.80 to $14.82.

The Registrant currently expects to file its quarterly report on Form 10-Q on Wednesday, August 3, 2016. The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, the Registrant’s management. Ernst & Young LLP, the Registrant’s independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to the above preliminary financial data. Accordingly, Ernst & Young LLP does not express an opinion or any form of assurance with respect thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triangle Capital Corporation

Date: July 28, 2016	By:	/s/ Steven C. Lilly
Steven C. Lilly
Chief Financial Officer